MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
                         PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB1 of Viking Minerals Inc, of our report dated December 12, 2006 on our audit of the financial statements of Viking Mineral Inc as of August 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
December 13, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501